UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ENANTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Enanta Pharmaceuticals Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday March 2, 2021 for Enanta Pharmaceuticals, Inc. This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/ENTA. To submit your proxy while visiting this site, you will need the 12-digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s Annual Meeting, please make this request on or before February 19, 2021. For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/ENTA Proxy Materials Available to View or Receive: Annual Report and Proxy Statement Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/ENTA TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com You must use the 12-digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank email with the 12-digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. Enanta Pharmaceuticals, Inc. Notice of Annual Meeting Enanta Pharmaceuticals Meeting Type: Annual Meeting Date: Tuesday March 2, 2021 Time: 4:00 P.M. (Eastern Time) Place: Annual Meeting to be held Live via the internet. Please visit www.proxydocs.com/ENTA for more details. To attend the virtual meeting and vote online during the annual meeting, you must register in advance at www.proxydocs.com/ENTA prior to February 24, 2021 at 5:00 pm Eastern Time. The purpose of this Annual Meeting is to take action on the following proposals: The Board of Directors recommends a vote FOR each of the director nominees listed in proposal 1 and FOR proposals. 1. To elect two Class II directors to serve until the 2023 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Nominees: (01) Kristine Peterson (02) Terry Vance 2. To approve an amendment to our 2019 Equity Incentive Plan. 3. To approve, on an advisory basis, the compensation paid to our named executive officers. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2021 fiscal year. To transact any other business that may properly come before the meeting or any adjournment of the meeting. In order to attend the virtual meeting and vote online during the annual meeting, you must register in advance at www.proxydocs.com/ENTA prior to the deadline of February 24, 2021 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting, vote online during the meeting and will also permit you to submit questions during the meeting. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.